Exhibit 10.18
                 FIRST AMENDMENT OF STANDARD OFFICE BUILDING
                                 LEASE AGREEMENT

                                    RECITALS:

      CLIFFWOOD OIL & GAS CORPORATION ("Tenant") entered into that certain Standard Office Building Lease Agreement (the "Lease") dated, January 14, 1997 for certain premises located at 110 Cypress Station, Suite 220 & 246, Houston, Texas, 77090, with RADLER ENTERPRISES TEXAS, INC. ("Landlord"). The purpose of this First Amendment of Standard Office Building Lease Agreement (hereinafter "First Amendment") is to amend the Lease. The effective date of this First Amendment shall be March 12, 1997.

                                   AMENDMENT:

      For valuable consideration respectively given, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant do hereby enter this First Amendment which amends the Lease as follows:

1. SECTION 25. Miscellaneous (i) and (b). (i) Contingent upon Tenant satisfying all the following conditions, (the "Conditions") Tenant is hereby granted an option to terminate the Lease Term, as set forth in Section 2 of the Lease. The Conditions being that (i) Tenant shall have fully performed all of its covenants, duties and obligations hereunder during the term of this lease; (ii) Tenant shall have given written notice to Landlord on or before NOVEMBER 30, 1997 that Tenant is exercising such Option; (iii) that such written notice be delivered to Landlord at Landlord's business office within normal business hours on or before NOVEMBER 30, 1997; and (iv) Tenant shall reimburse Landlord at the time of written notification to terminate the Lease for the unamortized portion of up front costs in the amount of $4,889.00. Time is of the essence in the exercise of such Option, and the time period within which such Option may be exercised shall not be extended or enlarged by Tenant for any reason, including inability to exercise such Option.

      In the event that Tenant satisfies all the Conditions and effectively exercises such Option to Terminate, this Lease Agreement shall expire on JANUARY 31, 1998. Failure of Tenant to provide notice as specified herein shall cause the lease term to continue unabated.

      (j) Contingent upon Tenant satisfying all the following conditions, (the "Conditions") Tenant is hereby granted an option to terminate the Lease Term, as set forth in Section 2 of the Lease. The Conditions being that (i) Tenant shall have fully performed all of its covenants, duties and obligations hereunder during the term of this lease; (ii) Tenant shall have given written notice to Landlord on or before NOVEMBER 30, 1998 that Tenant is exercising such Option;
(iii) that such written notice be delivered to Landlord at Landlord's business office within normal business hours on or before NOVEMBER 30, 1998; and (iv) Tenant shall reimburse Landlord at the time of written notification to terminate the Lease for the unamortized portion of up front costs in the amount of
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FIRST AMENDMENT OF STANDARD OFFICE BUILDING LEASE AGREEMENT

$2,445.00. Time is of the essence in the exercise of such Option, and the time period within which such Option may be exercised shall not be extended or enlarged by Tenant for any reason, including inability to exercise such Option.
      In the event that Tenant satisfies all the Conditions and effectively exercises such Option to Terminate, this Lease Agreement shall expire on JANUARY 31, 1999. Failure of Tenant to provide notice as specified herein shall cause the lease term to continue unabated.

2. ENTIRE AGREEMENT. This First Amendment sets forth all the covenants, promises, assurances, agreements, representations, conditions, warranties, statements, and understandings ("Representations") between the Landlord and Tenant concerning the Leased Premises, and there are no Representations, either oral or written, between them other than those in the Lease or this First Amendment. This First Amendment supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, Representations, and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any other person purporting to represent the Landlord or Tenant.

3. LEASE IN FULL FORCE AND EFFECT. All provisions of said Lease not inconsistent herewith shall remain in full force and effect. Except as specifically amended by the provisions hereof, the terms and provisions stated in the Lease shall continue to govern the rights and obligations of the parties thereunder; and all provisions and covenants of the Lease shall remain in full force and effect as stated therein, except to extent specifically amended by the provisions hereof.

4. DEFINED TERMS. Terms defined in the Lease and delineated herein by initial capital letters shall have the same meanings ascribed thereto in the Lease, except to the extent that the meanings of any such term is specifically modified by the provisions hereof. In addition, other terms not defined in the Lease but defined herein will, when delineated with initial capital letters, have the meanings ascribed thereto in this Agreement. Terms and phrases which are not delineated by initial capital letters shall have the meanings commonly ascribed thereto.
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FIRST AMENDMENT OF STANDARD OFFICE BUILDING LEASE AGREEMENT


      In witness whereof the parties here to have executed this First Amendment and affixed their signatures as of the _____ day of

                                    LANDLORD
                         RADLER ENTERPRISES TEXAS, INC.



BY:  /S/ MISHAEL H. RADOM

                                MISHAEL H. RADOM
                                    PRESIDENT
                         RADLER ENTERPRISES TEXAS, INC.

DATE:  /S/ MARCH 21, 1997

                                     TENANT
                         CLIFFWOOD OIL & GAS CORPORATION

BY:  /S/ FRANK A. LODZINSKI

                               FRANK A. LODZINSKI
                                    PRESIDENT
                         CLIFFWOOD OIL & GAS CORPORATION

DATE:  /S/ MARCH 19, 1997